Exhibit 99.1
Form 4 Joint Filer Information

Name:  CTI Limited

Address: c/o Creative Technology Ltd.
  31 International Business Park
  Creative Resource
  Singapore 609921

Designated Filer:  Creative Technology Ltd.

Issuer & Ticker Symbol:  SigmaTel, Inc. (SGTL)

Date of Event Requiring Statement:  November 15, 2004

Signature: By:  /s/ Ng Keh Long
  Name:  Ng Keh Long
  Title:  President

Name:  CTI II Limited

Address: c/o Creative Technology Ltd.
  31 International Business Park
  Creative Resource
  Singapore 609921

Designated Filer:  Creative Technology Ltd.

Issuer & Ticker Symbol:  SigmaTel, Inc. (SGTL)

Date of Event Requiring Statement:  November 15, 2004

Signature: By:  /s/ Ng Keh Long
  Name:  Ng Keh Long
  Title:  President